Exhibit 10.61

                           CHANGE IN CONTROL AGREEMENT

            AGREEMENT by and between Osteotech, Inc., a Delaware corporation (the "Company"), and ____________ (the "Executive"), dated as of the ___ day of _________________, 2002.

            The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 1(e)) of the Company. The Board believes it is imperative to diminish the distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and that such compensation and benefits are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Certain Definitions.

            For purposes of this Agreement:

            (a) An "Affiliate" means any member of the same affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"),determined without regard to Section 1504(b) of the Code), that includes the Company.

            (b) The Executive's "Base Period Compensation" is (i) the average annual "Compensation" (as defined below) which was includible in his gross income for his base period (i.e., his most recent five taxable years or such lesser number of taxable years or portions thereof during which the Executive performed services for the Company ending before the date of the Change in Control); and (ii) if Executive's base period includes a short taxable year or less than all of a taxable year, compensation for such short or incomplete taxable year shall be annualized for the base period. (In annualizing compensation, the frequency with which payments are expected to be made over an annual period shall be taken into account. Thus, any amount of compensation for such a short or incomplete taxable year that represents a payment that would not be made more than once per year shall not be annualized). For purposes of this definition, Executive's "Compensation" shall mean the sum of the Executive's base salary plus any cash bonuses included in Executive's taxable compensation for federal income tax purposes and reported to Executive and Internal Revenue Service ("IRS"). Compensation shall not include any amount, other than base salary and cash bonuses, such as the reporting of previously deferred compensation or gain realized upon exercise of any non qualified stock options.

            (c) The "Commencement Date" shall mean the first date during the Change in Control Period (as defined in Section 1(d)) that a Change in Control (as defined in Section 1(e)) occurs.

            (d) The "Change in Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the first anniversary of the date hereof, and on each successive annual anniversary of the date hereof (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change in Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date the Company shall give notice to the Executive that the Change in Control Period shall not be so extended.

            (e) "Change in Control" shall mean:

                  (i) a "Board Change" which, for purposes of this Agreement, shall have occurred if a majority of the seats (not counting vacant seats) on the Company's Board were to be occupied by individuals who were neither (A) nominated by a majority of the Incumbent Directors nor (B) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (A) nominated by a majority of the directors of the Company then in office or (B) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (ii) the acquisition by any individual, entity or group
            (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any public offering, private placement or other issuance by the Company of its voting securities; or

                  (iii) a merger or consolidation of the Company with another entity in which neither the Company nor a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity; or

                  (iv) a merger or consolidation of the Company following which
            (A) the Company or a corporation that, prior to the merger or consolidation, was a subsidiary of the Company shall be the surviving entity and (B) a majority of the Outstanding Company Voting Securities is owned by a Person or Persons who were not beneficial owners (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of a majority of the Outstanding Company Voting Securities immediately prior to such merger or consolidation; or

                  (v) a voluntary or involuntary liquidation of the Company; or

                  (vi) a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not involving a Change in Control or a change in control of such subsidiary).

2. Employment Period.

            (a) Term of Employment. Commencing on the Commencement Date and ending on the first anniversary of such date (the "Employment Period"), the Executive hereby agrees to remain in the employ of the Company, and the Company hereby agrees to continue the Executive in its employ, in accordance with, and subject to, the terms and provisions of this Agreement, in the capacity of [insert title], responsible for, among other things, [insert duties] of the Company and, subject to the general supervision of the [insert Board or Chief Executive Officer or other officer, as appropriate] such other duties and responsibilities as are not inconsistent with the express terms of this Agreement.

            (b) Position and Duties.

                  (i) During the Employment Period, (A) the Executive's position
            (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be in accordance with
            Section 2(a) hereof and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Commencement Date or any office which is the headquarters of the Company and is less than fifteen (15) miles from such location.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

            (c) Compensation.

                  (i) Base Salary. During the Employment Period, the Executive
            shall receive an annual base salary ("Annual Base Salary") in an amount at least equal to that which he was receiving immediately prior to the Change in Control.

                  (ii) Incentive, Savings Retirement and Stock Option Plans.
            During the Employment Period, the Executive shall be entitled to participate in all incentive, savings, retirement and stock option plans, practices, policies and programs applicable generally to other peer executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with opportunities and benefits less favorable than those in effect and applicable to the Executive immediately preceding the Change in Control.

                  (iii) Benefit Plans. During the Employment Period, the
            Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable than such plans, practices, policies and programs in effect and applicable to the Executive immediately preceding the Change in Control.

                  (iv) Expenses. During the Employment Period, the Executive
            shall be entitled to receive prompt reimbursement for all reasonable employment related expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company which shall not be less favorable than those in effect immediately preceding the Change in Control.

                  (v) Office and Support Staff. During the Employment Period,
            the Executive shall be entitled to an office or offices of a size and with furnishings, and to exclusive personal secretarial and other assistance, which shall be at least equal to that provided to the Executive by the Company immediately preceding the Change in Control.

                  (vi) Vacation. During the Employment Period Executive shall be entitled to paid vacations at least equal to that to which the Executive was entitled immediately preceding the Change in Control.

                  (vii) Options. Upon a Change in Control all options to
            purchase shares of the Company's Common Stock held by Executive (the "Options"), whether or not vested, shall vest and become exercisable in accordance with their terms immediately prior to the effective date of such Change in Control (and Executive will be provided a reasonable opportunity to exercise such Options prior to such effective date), notwithstanding anything to the contrary contained in the option certificates or any plan covering the Options (collectively, the "Plan") Upon a Change in Control all Options held by Executive shall be exercisable in accordance with their terms for such securities or property to which Executive would have been entitled had Executive exercised such Options prior to such Change in Control, notwithstanding anything to the contrary contained in any Plan covering such Options. Upon a Change in Control pursuant to
            Section 1(e)(iii) or 1(e)(v), all Options held by Executive, whether or not vested, shall terminate as of the effective date of such Change in Control to the extent not previously exercised, provided that Executive shall have been provided with a reasonable opportunity to exercise such options prior to such effective date, notwithstanding anything to the contrary contained in the Plan covering such Options. Notwithstanding the foregoing, the terms of [(1) the Option Agreement for the option to purchase [__________] shares of Common Stock granted to the Executive on July 31, 1997 (the "Option Agreement") and (2)] any agreement entered into between the Executive and the Company granting an Award (as defined in the 2000 Stock Plan approved by the stockholders of the Company at the 2000 annual meeting of stockholders of the Company (the "2000 Plan")) pursuant to the 2000 Plan (an "Award Agreement") and not the terms of this Agreement shall govern with respect to such options or Awards in the event of a Change in Control.

3. Termination of Employment.

            (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 3(d) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean a physical or mental condition which prohibits Executive from performing his duties hereunder for a continuous six (6) month period or for a total of six (6) months during any eighteen (18) month period.

            (b) Just Cause. Executive's employment during the Employment Period may be terminated by the Company for Just Cause. For purposes hereof, "Just Cause" shall mean:

                  (i) the commission by Executive of a willful act of material fraud in the performance of his duties on behalf of the Company; or

                  (ii) the conviction of Executive for commission of a felony in connection with the performance of his duties on behalf of the Company.

Prior to termination for Just Cause, the Board shall by a majority vote have declared that Executive's termination is for Just Cause specifically stating the basis for such determination.

            (c) Good Reason. Executive's employment during the Employment Period may be terminated by Executive with Good Reason. For purposes hereof, "Good Reason" shall mean:

                  (i) the assignment to Executive of any duties of lesser
            status, dignity and character than his duties immediately prior to the Change in Control or a substantial reduction in the nature or status of his responsibilities from those in effect immediately prior to the Change in Control;

                  (ii) any failure by the Company to comply with the provisions of Section 2(c);

                  (iii) relocation of Executive's office to a location which is more than fifteen (15) miles from the location in which Executive principally worked for the Company immediately prior to the Change in Control; or his being required by the Company in order to perform duties of substantially equal status, dignity and character to those duties he performed immediately prior to the Change in Control to travel on the Company's business to a substantially greater extent than is consistent with his business travel obligations immediately prior to a Change in Control;

                  (iv) the failure by the Company to comply with Section 6(a), provided that the successor has received at least twenty (20) days' prior written notice from the Company or the Executive of the requirements of Section 6(a); or,

                  (v) the voluntary termination by the Executive for any reason at any time after the 180th day immediately following a Change in Control.

For purposes of this Sections 3(c) any good faith determination of "Good Reason" made by the Executive shall in all cases be conclusive; provided, however, that for purposes of Sections 3(c)(i), (ii), (iii) and (iv), Executive shall have given the Company prior written notice thereof and not less than twenty (20) days to cure such "Good Reason".

            (d) Notice of Termination. Any termination by the Company for Just Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereby given in accordance with Section 7. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below) (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Just Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the

Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            (e) Date of Termination. "Date of Termination" means the date the Company or the Executive specifies as the date of termination in the Notice of Termination or if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

4. Obligations of Company upon Termination.

            (a) Termination by Company for Just Cause. If at any time on or prior to the 180th day following the Commencement Date, the Executive's employment shall be terminated by the Company for Just Cause, then, Executive shall receive all then accrued pay, benefits, executive compensation and fringe benefits, including (but not limited to), pro rata bonus and incentive plan earnings through the Date of Termination, plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. The foregoing salary and cash bonus payments shall be deemed compensation payable for the duties to be performed by Executive pursuant to
Section 2. If at any time after the 180th day following the Commencement Date, the Executive's employment shall be terminated by the Company for Just Cause, then the Executive shall be entitled to the payment and benefits described in
Section 4(b), below.

            (b) Termination by Executive for Good Reason; Termination by the Company at Any Time Other Than For Just Cause; Termination by the Company For Just Cause After the 180th Day Following the Commencement Date; Termination Upon Expiration of the Employment Period.

            If (i) the Company shall terminate the Executive's employment at any time other than for Just Cause; or, (ii) the Company shall terminate Executive's employment for Just Cause after the 180th day following the Commencement Date; or, (iii) the Executive shall terminate his employment at any time for Good Reason; or (iv) the Executive's employment with the Company shall terminate upon the expiration of the Employment Period, in addition to any other sums, benefits or compensation otherwise payable to him by the Company:

                  (i) Executive shall receive, no later than the next pay period following the Date of Termination, all then accrued pay, benefits, executive compensation and fringe benefits, including (but not limited to), his pro rata bonus and incentive plan earnings accrued through the Date of Termination, plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid;

                  (ii) Executive shall receive, at the Company's expense,
            medical, health and disability benefits which are substantially similar to the benefits the Company is providing him immediately preceding the Change in Control for a period of thirty-six (36) months immediately following the Date of Termination;

                  (iii) Executive shall receive an amount equal to the sum of
            (A) 300% of his Base Period Compensation, plus (B) interest thereon for the period beginning on the Commencement Date through the date or dates of payment, at a rate equal to 120% of the applicable Federal rate, determined under Section 1274(d) of the Code, compounded semiannually;

                  (iv) Except in the case of a termination by the Company for
            Just Cause or a voluntary termination by the Executive in accordance with Section 3(c)(v), Executive shall receive the balance of all pay, benefits, compensation and fringe benefits, including (but not limited to), pro rata salary, bonus and incentive plan earnings payable through the remainder of the Employment Period; and

                  (v) Except in the case of a termination by the Company for
            Just Cause or a voluntary termination by the Executive in accordance with Section 3(c)(v), Executive shall be entitled to a private office with furnishings and secretarial and other reasonable services for the period beginning with the Date of Termination and ending on the first anniversary thereof.

The foregoing payments and benefits shall be deemed compensation payable for duties to be performed by Executive pursuant to Section 2. Except for the payments and benefits described in Sections 4(b)(i), 4(b)(ii), and 4(b)(v) the sums due pursuant to this Section 4(b) shall be paid in one lump-sum payable no later than sixty (60) days after the Date of Termination. All sums of money due hereunder shall be subject to appropriate withholding and statutory requirements. Executive shall not be required to mitigate the amount of any payment provided for in this Section 4(b) by seeking other employment or otherwise. Notwithstanding anything stated in this Section 4(b) to the contrary, Company shall not be required to provide medical, health and/or disability benefits to the extent such benefits would duplicate benefits received by Executive in connection with his employment with any new employer.

            The determination of the amounts and benefits payable to the Executive pursuant to Sections 4(b)(i), 4(b)(iii) and 4(b)(iv) (the "Combined Amount") shall first be made by the Company in good faith, and the Company shall notify the Executive of the Combined Amount as soon as possible after the Date of Termination, but in no event later than forty-five (45) days prior to the payment date of the sums due under Section 4(b)(iii) and 4(b)(iv). If the Executive disagrees with the Company's determination of the Combined Amount, then within ten (10) days after the date of such notification to the Executive, the Executive shall notify the Company of such disagreement, the extent of such disagreement (the "Disputed Amount") and the amount that is undisputed (the "Undisputed Amount"). The Undisputed Amount shall be paid in one lump-sum payable sixty (60) days after the Date of Termination, subject to appropriate withholding and statutory requirements. If the Company disagrees with the Executive's determination of the Combined Amount, then within ten (10) days after the date of such notification to the Company, it shall furnish Executive with a written appraisal of the Combined Amounts (the "First Appraisal") prepared by an independent certified public accountant regularly employed by the Company (the "First Appraiser"). If Executive disagrees with the amounts determined pursuant to the First Appraisal, then within ten (10) days after notice of the First Appraisal, he shall furnish the Company with a written appraisal of the Combined Amount (the "Second Appraisal") prepared by an independent certified public accountant (the "Second

Appraiser"). Within ten (10) days after notice of the Second Appraisal, the First Appraiser and the Second Appraiser shall meet and shall endeavor, within ten (10) days of such meeting, to agree upon the Combined Amount and notify the Company and the Executive thereof; provided, however, that if they are unable to agree upon the Combined Amount, then, within (10) days of such meeting, they shall engage an independent certified public accountant (the "Third Appraiser") and notify the Company and the Executive of their engagement of the Third Appraiser, whose determination of the Combined Amount, if any, shall be final and conclusive and binding on the Company and the Executive. Within ten (10) days after notice of such engagement, the Third Appraiser shall determine the Combined Amount and notify the Company and the Executive of his determination (the "Final Amount"). Except for the benefits described in Sections 4(b)(ii) and 4(b)(v), the Final Amount, as adjusted by any prior payment of the Undisputed Amount or any payment made pursuant to Section 4(b)(i), shall be paid in one lump-sum payable on the later of (i) sixty (60) days after the Date of Termination, or (ii) twenty (20) days after notification of the Final Amount, in either case subject to appropriate withholding and statutory requirements; provided, however, that notwithstanding the foregoing, the Executive shall have the option to decline the benefits described in Section 4(b)(ii) no later than ten (10) days prior to such payment date.

            (c) Disability or Death. If the Executive's employment during the Employment Period is terminated at any time by reason of the Executive's Disability or death, this Agreement shall terminate without further obligations to the Executive, his estate or legal representative, as the case may be, except that the Company shall (i) pay to Executive within sixty (60) days after the Date of Termination (A) amounts due and owing under Sections 4(b)(i) and 4(b)(iii) and (B) Executive's Annual Base Salary for the lesser of the six (6) month period following the Date of Termination or the remaining portion of the Employment Period, reduced in the case of Disability by amounts received by Executive under any employee disability policy maintained by the Company for the benefit of Executive and (ii) provide Executive, and his immediate family, as the case may be, with the benefits provided by Section 4(b)(ii).

            (d) Additional Payment. Upon a Change in Control, Executive shall be entitled to a payment (the "Additional Payment") equal to the product of (A) [__________] multiplied by (B) the amount by which (i)(x) the value of the consideration per share received or to be received by the shareholders of the Company in connection with such Change in Control event or (y) in the event the Change in Control does not result in any payment to the shareholders of the Company, the average of the last reported sale price of the Company's Common Stock for the five (5) trading days immediately preceding the effective date of such Change in Control, exceeds (ii) $8.50. Such Additional Payment shall be paid to Executive within five (5) business days after the effectiveness of such Change in Control, subject to all withholdings required by law.

5. Nonexclusivity of Rights.

            Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

6. Successors; Binding Agreement.

            (a) The Company will require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7. Notices.

            All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand and acknowledged by receipt or when mailed at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope and addressed to the address of the respective party stated below or to such changed address as the party may have provided to the other party by notice in accordance herewith.

If to the Company:

         Osteotech, Inc.
         51 James Way
         Eatontown, New Jersey 07724
         Attention: Corporate Secretary

         With a copy to:

         Dorsey & Whitney LLP
         250 Park Avenue
         New York, NY 10177
         Attn: Kevin T. Collins, Esq.

If to the Executive:

         _________________________

         _________________________

         _________________________

8. Miscellaneous.

            This Agreement may not be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officers of the Company as may be specifically designated by its Board. The failure of either party to this Agreement to object to any breach by the other party or the non-breaching party's conduct or forbearance shall not constitute a waiver of that party's rights to enforce this Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any subsequent breach by such other party or any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. Except for that certain employment agreement dated as of [________________ __, 20__] and entered into by and between the Company and the Executive (the "Employment Agreement"), [the Option Agreement] and any Award Agreement, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The Company and Executive agree that to the extent any of the terms of the Employment Agreement and this Agreement conflict, it is their intention that Executive in each case receive the benefits under that agreement which are most favorable to the Executive. In this regard, it is expressly agreed that the terms of this Agreement that relate to a Change in Control (as defined in this Agreement) shall be controlling over the terms of the Employment Agreement that relate to a Change in Control. It is expressly agreed that the terms of the Option Agreement and any Award Agreement (the "Stock Incentive Agreements") relating to the vesting and exercise of any option or Award represented by such Stock Incentive Agreements shall be controlling over the terms of this Agreement that relate to the vesting and exercise of options and Awards. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving any effect to any conflict of laws.

9. Severability.

            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10. Survival.

            The obligations of the parties under this Agreement shall survive the term of this Agreement.

11. EMPLOYMENT PRIOR TO CHANGE IN CONTROL.

            THE EXECUTIVE AND THE COMPANY ACKNOWLEDGE THAT, EXCEPT AS OTHERWISE PROVIDED IN THE EMPLOYMENT AGREEMENT, OR ANY RENEWAL, EXTENSION OR REPLACEMENT THEREOF, THE EMPLOYMENT OF THE EXECUTIVE BY THE COMPANY IS, AND PRIOR TO THE COMMENCEMENT DATE WILL CONTINUE TO BE, "AT WILL" AND, PRIOR TO THE COMMENCEMENT DATE, MAY BE TERMINATED BY EITHER THE EXECUTIVE OR THE COMPANY AT ANY TIME UPON SIXTY (60) DAYS' PRIOR TO WRITTEN NOTICE. MOREOVER, IF PRIOR

TO THE COMMENCEMENT DATE, THE EXECUTIVE'S EMPLOYMENT WITH THE COMPANY TERMINATES, THEN THE EXECUTIVE SHALL HAVE NO FURTHER RIGHTS UNDER THIS AGREEMENT.

                                       OSTEOTECH, INC.

                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                       EXECUTIVE


                                       ----------------------------------------